UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 31, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 31, 2008, the board of directors (the "Board") of BreitBurn GP, LLC (the “General Partner”) elected Halbert S. Washburn to serve as Chairman.  Mr. Washburn also serves as the Co-Chief Executive Officer of the General Partner.  The former Chairman, Mr. Randall J. Findlay, resigned effective June 17, 2008 in connection with BreitBurn Energy Partner L.P.’s (the “Partnership”) acquisition of Provident Energy Trust’s interests in the Partnership.  The Board also elected Charles S. Weiss, one of the Board’s independent directors, to serve as lead director. Mr. Weiss will preside over meetings of the Board when management, including Mr. Washburn, is not present.

At the same meeting, the Board changed the name of the governance committee of the Board to the "compensation and governance committee" (the "Committee"), and expanded the responsibilities of the Committee by adopting a new charter.  Messrs. John R. Butler, Jr., David B. Kilpatrick, Gregory J. Moroney and Charles S. Weiss were appointed members of the Committee.  Mr. Kilpatrick will serve as the Chairman of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: August 6, 2008	By:	/s/Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer